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CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Prospectus and to the use of our report on the financial statements of SAFECO Life Separate Account SL, dated February 6, 1998, and our report on the consolidated financial statements of SAFECO Life Insurance Company and Subsidiaries, dated February 13, 1998, in Post-Effective Amendment Number 16 to the Registration Statement (Form S-6, No. 333-30329) and related Prospectus of SAFECO Life Separate Account SL.

                                                      /s/ ERNST & YOUNG LLP

Seattle, Washington

April 27, 1998